Exhibit 99.1

iAnthus Announces Results from Annual General and Special Meeting

NEW YORK, NY and TORONTO, ON – June 27, 2024 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCQB: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, is pleased to report the results for the Annual General and Special Meeting of Shareholders of iAnthus held on Thursday, June 27, 2024 at 12:00 p.m. (Eastern Time).

All matters put forward before the iAnthus shareholders (the "Shareholders") for consideration and approval as set out in the Proxy Statement dated May 22, 2024, were approved by the Shareholders. Specifically, the Shareholders: (i) approved the election of Scott Cohen, Michelle Mathews-Spradlin, Kenneth W. Gilbert, Alexander Shoghi, and Richard Proud as directors of the Company; (ii) approved the appointment of PKF O'Connor Davies, LLP as auditors of the Company, and (iii) approved the amended and restated Omnibus Incentive Plan.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

Neither the Canadian Securities Exchange nor the U.S Securities and Exchange Commission has reviewed, approved or disapproved the content of this news release.

Contact Information

Corporate/Media/Investors:

Justin Vu, Interim Chief Financial Officer

iAnthus Capital Holdings, Inc.

1-646-518-9418